UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2017
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to its previously announced plans, on March 15, 2017 (the “Redemption Date”), Raymond James Financial, Inc. (the “Company”) redeemed all of its outstanding 6.90% Senior Notes due 2042 (the “Senior Notes”). The aggregate principal amount outstanding of the Senior Notes was $350,000,000. The total cash paid to redeem the Senior Notes was $356,037,500, which included accrued and unpaid interest of $6,037,500. The Bank of New York Mellon Trust Company, N.A., trustee under the indenture for the Senior Notes (the “Trustee”), acted as the paying agent for the Company in connection with the redemption. The Company utilized cash on hand for the redemption of the Senior Notes.

As a result of redemption of the Senior Notes, the related Third Supplemental Indenture, dated as of March 7, 2012, between the Company and the Trustee, has been satisfied and discharged in accordance with its terms as of the Redemption Date.

Item 3.03 Material Modification to the Rights of Security Holders

The information set forth in Item 1.02 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	March 15, 2017	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer